Bristow Group Inc. NEWS RELEASE Bristow Announces Executive Leadership Team Reorganization • Management organization changes, effective April 1st, will help Bristow capitalize on evolving market conditions and better position the Company for long-term growth by optimizing the skills and experience of the existing leadership team members • The Company continues to be led by industry veterans with proven track record of addressing customer needs, maintaining capital discipline, protecting shareholder value, and generating free cash flow through industry cycles HOUSTON, March 31, 2021 -- Bristow Group Inc. (NYSE: VTOL) today announced changes to its executive leadership team structure that will help the Company capitalize on evolving market conditions and better position Bristow for long-term growth. The changes are effective April 1st, as the Company begins its new fiscal year. “As we continue to make progress on post-merger integration, we are reorganizing Bristow’s executive leadership team to enable the transformation of the Company’s business mix through strategic diversification into new markets, while redoubling Bristow’s commitment to remain the market leader in search and rescue and offshore helicopter solutions,” said Chris Bradshaw, President and CEO of Bristow. “These changes will optimize the talents and experience of our existing leadership team members and better align resources with the Company’s long-term strategic priorities, which include a focus on new markets such as renewables, additional government services work, and advanced air mobility.” Under the revised structure, the following changes will be made to the executive leadership team: • David Stepanek will become Executive Vice President, Sales and Chief Transformation Officer (CTO). In his new role, Stepanek will be responsible for all sales, marketing and commercial functions of the business. In addition to activities in Bristow’s existing end markets, his focus will include the transformation of Bristow’s business mix through strategic diversification into new markets. • Alan Corbett will continue to lead as Senior Vice President, EAMEA and SAR. Reporting directly to the CEO, Corbett will remain responsible for overseeing Bristow’s operations and service delivery in Africa, Australia, Norway, and the U.K., as well as Bristow’s UK Search and Rescue operations. • Samantha Willenbacher will become Senior Vice President, Americas. In this role, Willenbacher will be responsible for Bristow’s operations and service delivery in Brazil, Guyana, Suriname, Trinidad, and the United States. She will also work with our partner, Cougar Helicopters Inc., in Canada. • Stuart Stavley will assume an expanded role as Senior Vice President, Global Fleet Management, which will include the addition of Supply Chain Management and Global Exhibit 99.1

Bristow Group Inc. NEWS RELEASE Standards. In this role, he will be responsible for globally standardized maintenance programs and maintenance execution standards, operational standards, MRO and operational software standards, aircraft specifications and lease agreements, as well as all original equipment manufacturer relationships, global supply chain operations and aircraft acquisitions and sales. • Senior Vice President, Chief Financial Officer Jennifer Whalen will receive the added responsibility of overseeing our Information Technology department. She will also remain responsible for accounting, decision support, financial reporting, internal audit, investor relations, strategy and M&A, tax, and other financial functions of the Company. • There are no changes to the roles performed by Crystal Gordon, Senior Vice President, General Counsel; Mary Wersebe, Senior Vice President, Chief Administrative Officer; and James Stottlemyer, Vice President, Health, Safety and Environment. • Reporting to Stepanek will be David Martin, who will become Vice President, Commercial and New Markets. In this new role, the Company’s regional business development and sales teams focused on existing Bristow markets will report into Martin, and he will also support Stepanek in the pursuit of strategic diversification into new markets. • Reporting to Whalen will be Joe Pitzinger as Vice President, Treasurer & Corporate Development. “As the global leader in vertical flight solutions, Bristow remains steadfast in our commitment to deliver safe, efficient, and reliable service to our valued customers, while also continuing our heritage of progress through continuous improvement and innovation,” added Bradshaw. “We believe these changes are aligned with the evolving global Energy Transition and the transformation initiatives that are being implemented by many of our existing customers.” About Bristow Group Bristow Group Inc. is the leading global provider of vertical flight solutions. Bristow primarily provides aviation services to a broad base of major integrated, national and independent offshore energy companies. Bristow provides commercial search and rescue (“SAR”) services in several countries and public sector SAR services in the United Kingdom (“U.K.”) on behalf of the Maritime & Coastguard Agency (“MCA”). Additionally, the Company also offers ad hoc helicopter and fixed wing transportation services. Bristow currently has customers in Australia, Brazil, Canada, Chile, Colombia, Guyana, India, Mexico, Nigeria, Norway, Spain, Suriname, Trinidad, the U.K. and the U.S. To learn more, visit our website at www.bristowgroup.com. Investors Bristow Group Inc. Jennifer Whalen +1 713.369.4636 InvestorRelations@bristowgroup.com

Bristow Group Inc. NEWS RELEASE Media Bristow Group Inc. Adam Morgan +1 832.783.7927 Adam.Morgan@bristowgroup.com